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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) November
                                            19, 1997
                                           (October 29, 1997)


                 INTERSTATE NATIONAL DEALER SERVICES, INC.
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            (Exact Name of Registrant as Specified in Charter)



           Delaware             1-12938          11-3078398
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(State or Other Jurisdiction  (Commission        (IRS Employer
  of Incorporation)            File Number)      Identification No.)




  333 Earle Ovington Boulevard, Mitchel Field, New York 11553

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   (Address of Principal Executive Offices)(Zip Code)


Registrant's telephone number, including area code (516) 228-8600

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       (Former Name or Former Address, if Changed Since Last Report)





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Item 5.     Other Events

          On September 29, 1997, Interstate National Dealer Services, Inc. (the "Company") exercised its right to redeem all of its outstanding common stock purchase warrants (the "Warrants"), each of which was exercisable for one share of common stock of the Company, par value $.01 per share (the "Common Stock"), for a price of $5.50 per share. In connection therewith, on September 29, 1997 the Company mailed a notice of redemption to holders of record of the Warrants as of September 26, 1997.

          The Warrants remained exercisable until October 29, 1997, thirty days after the date of the redemption notice. As of October 29, 1997, 1,218,983 of the 1,225,100 then outstanding Warrants had been exercised by the holders thereof and the Company received proceeds of $6,704,406.50 in connection therewith. All of such 1,225,100 previously outstanding Warrants, which had been traded on the Nasdaq National Market ("Nasdaq") under the symbol ISTNW, were delisted from Nasdaq as of October 29, 1997.



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     November 19, 1997


                         INTERSTATE NATIONAL DEALER

                               SERVICES, INC.

                         By:  /s/ Chester J. Luby
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                             Chester J. Luby
                             Chairman and Chief Executive Officer